Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BayCom Corp, of our report dated February 23, 2018 relating to the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows of for the year ended December 31, 2017.  In addition, we consent to the references to our firm in the Registration Statement under the caption “Experts”.

                                                    /s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California April 22, 2020